OPTION CANCELATION AND RELEASE

This option cancelation and release (the “Agreement”), dated as of July 2, 2015 (the “Effective Date”), is entered by Bitcoin Shop, Inc., a Nevada corporation (the “Company”), and Charles W. Allen (the “Executive” and collectively with Company, the “Parties”).

WHEREAS, on November 7, 2014, the Company and Executive entered into a nonqualified stock option agreement (the “Option Agreement”) whereby the Executive was given the opportunity to purchase up to an aggregate of 9,500,000 shares of the Company’s common stock, par value $0.001, (the “Common Shares”) at a per share price of $0.10 purchase if certain performance metrics are achieved as set forth in the Option Agreement, (the “Share Award”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company and the Executive agree that the Executive shall return the Share Award to the Company for cancellation in full.

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to, and agreed by and between the Parties as follows:

1. Cancellation of Options. On the Effective Date, the Executive shall forfeit the Share Award and such Share Award shall be deemed cancelled and of no further force or effect.

2. Limited Release. The Executive hereby releases and discharges Company and its heirs, executors, administrators, parent company, holding company, subsidiaries, successors, assigns, predecessors, past and present, officers, directors, principals, control persons, past and present employees and registered representatives, insurers, representatives, and attorneys (the “Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, against Releasees, that the Executive, on its own behalf and on behalf of its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of the Share Award, and any and all matters related thereto, whether or not known or unknown. The Release provided in this Paragraph 2 shall be effective on the Effective Date.

3. No assignment. The Executive represents and warrants that no other person or entity has any interest in the matters released herein, and that he has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

4. Fees and Expenses. Each party shall be responsible for his or its own attorneys’ fees and costs.

5. Reliance. The Parties acknowledge and represent that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

6. Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that none of the parties hereto, agents or counsel of any party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

7. Amendments. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the Parties hereto against whom such modification or amendment shall be claimed to be effective.

8. Enforceability. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

9. Governing Law. This Agreement shall be governed, interpreted, and construed in accordance with the laws of the State of New York.

10. Counterparts. This Agreement may be executed in facsimile counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

BITCOIN SHOP, INC.		CHARLES W. ALLEN

By:	/s/ Michal Handerhan	/s/ Charles w. Allen
Name:	Michal Handerhan
Title:	Chief Operating Officer